UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2020

ZHEN DING RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	333-188152	11-335926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 111, 3900 Place De Java, Second Floor, Brossard, Quebec, Canada		J4Y 9C4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(778) 297-4409

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	RBTK	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

Effective December 14, 2020 Zhen Ding Resources Inc. (“we”, “us”, “our” the “Company”) issued an aggregate of 46,442,550 shares of our common stock to ten subscribers at the price of $0.02 per share in consideration for the cancellation of $928,851 of interest bearing debt payable on demand to the subscribers in respect of cash advances made by them to the Company.

We issued 45,544,300 of the shares to nine non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 898,250 of the shares to one US person pursuant to the exemption from registration for accredited investors provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHEN DING RESOURCES INC.

Date: December 14, 2020	By:	/s/ Wen Mei Tu
Wen Mei Tu
Chief Executive Officer